As filed with the Securities and Exchange Commission on October 1, 2008
     Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Willis Group Holdings Limited
(Exact Name of Registrant as Specified in its Charter)

Bermuda	93-0352587
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
c/o Willis Group Limited
The Willis Building
51 Lime Street
London EC3M 7DQ
England
(011) 44-20-3124-6000
(Address of Principal Executive Offices, including zip code)
The Hilb, Rogal and Hamilton Company 2000 Stock Incentive Plan
The Hilb Rogal & Hobbs Company 2007 Stock Incentive Plan
The Hilb Rogal & Hobbs Company Non-Employee Directors Stock Incentive Plan
The Hilb Rogal & Hobbs Company Executive Voluntary Deferral Plan
The Hilb Rogal & Hobbs Company Outside Directors Deferral Plan
(Full Title of Plan)
Adam G. Ciongoli
General Counsel
Willis Group Holdings Limited
One World Financial Center, 200 Liberty Street
New York, New York 10281
(212) 915-8899
(Name, Address, and Telephone Number,
Including Area Code, of Agent For Service)

Copies to:
Thomas A, Roberts, Esq.
Michael J. Aiello, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
(212) 310-8000
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of		Proposed Maximum	Proposed Maximum	Amount of
Securities to be Registered	Amount to be Registered (1)	Offering Price Per Share (2)	Aggregate Offering Price (2)	Registration Fee(3)
Common Stock, $0.000115 par value per share	3,849,181 shares	$32.57	$125,367,821	$4,926.96

(1)	The securities to be registered are issuable pursuant to the plans listed above. Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Pursuant to Rule 457(c) and 457(h), the registration fee has been calculated on the basis of $32.57, the average of the high and low sales prices of the Willis common stock on September 30, 2008, as reported on the New York Stock Exchange. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933.

(3)	Calculated by multiplying the estimated maximum aggregate offering price by .00003930.

INTRODUCTORY STATEMENT
     On October 1, 2008, Hilb, Rogal & Hobbs Company (“HRH”) merged with and into Hermes Acquisition Corp., a wholly owned subsidiary of Willis Group Holdings Limited (“Willis” and such transaction, the “Merger”). This Registration Statement on Form S-8 relates to 3,849,181 shares of common stock, par value $0.000115 per share (the “Common Stock”), of Willis, issuable to those persons who were either employees or non-employee directors of HRH prior to and immediately after the effective time of the Merger, and who, immediately prior to the Merger, were holders of either (i) options to purchase shares of common stock, no par value per share of HRH (the “HRH Common Stock”), that were automatically converted into options to purchase shares of Common Stock of Willis at the effective time of the Merger or (ii) deferred stock units measured in shares of HRH Common Stock that were converted into deferred stock units measured in shares of Common Stock of Willis at the effective time of the Merger based on the elections of such holders.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the “Securities Act”) and the “Note” to Part I of Form S-8.

i

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents filed with the Securities and Exchange Commission (the “Commission”) by Willis Group Holdings Limited (the “Registrant”) are incorporated herein by reference:
(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed on February 27, 2008;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008 and June 30, 2008, filed on May 9, 2008 and August 6, 2008, respectively;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 6, 13 and 29, 2008; April 24, 2008; May 1 and 12, 2008; June 3, 9, 12, 26, 2008; July 2, 11 and 31, 2008; and September 16 and 19, 2008; and

(d)	The description of the Registrant’s capital stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on May 21, 2001.
          In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the effective date of this Registration statement, but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          Not applicable.
Item 6. Indemnification of Directors and Officers.
          The Registrant is incorporated in Bermuda. The Bye-laws of the Registrant provide for indemnification of the Registrant’s officers and directors against all liabilities, loss, damage or expense incurred or suffered by such party as an officer or director of the Registrant; provided that such indemnification shall not extend to any matter which would render it void pursuant to the Companies Act of 1981 as in effect from time to time in Bermuda.
          The Companies Act provides that a Bermuda company may indemnify its directors in respect of any loss arising or liability attaching to them as a result of any negligence, default, breach of duty or breach of trust of which they may be guilty. However, the Companies Act also provides that any provision, whether contained in the Company’s bye-laws or in a contract or arrangement between the Company and the director, indemnifying a director against any liability which would attach to him in respect of his fraud or dishonesty will be void. The directors and officers of the Registrant are covered by directors’ and officers’ insurance policies maintained by the Registrant.
Item 7. Exemption from Registration Claimed.
          Not applicable.
Item 8. Exhibits.

Exhibit No.	Description

4.1
Memorandum of Association of the Registrant (as amended April 23, 2008) (incorporated herein by reference to Exhibit No. 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed with the Commission on May 9, 2008)

4.2
Form of Bye-Laws of the Registrant (as amended April 23, 2008) (incorporated by reference to Exhibit No. 3.2 to the Registrant’s Form 10-Q for the quarter ended March 31, 2008 filed with the Commission on May 9, 2008)

4.3
Hilb, Rogal and Hamilton Company 2000 Stock Incentive Plan, as amended and restated February 11, 2003 (incorporated by reference to Exhibit 4.3 to the Registration Statement filed by Hilb Rogal & Hobbs Company on Form S-8 dated November 21, 2003, File No. 333-110666)

4.4
Hilb Rogal & Hobbs Company 2007 Stock Incentive Plan (incorporated by reference to Exhibit 4.3 to the Registration Statement filed by Hilb Rogal & Hobbs Company on Form S-8, dated May 1, 2007, File No. 333-142528)

4.5
Hilb Rogal & Hobbs Company Non-employee Directors Stock Incentive Plan, as amended and restated effective January 1, 2007 (incorporated by reference to Exhibit 10.6 to the Form 10-Q for the quarter ended March 31, 2007 filed by Hilb Rogal & Hobbs Company on May 7, 2007, File No. 0-15981)

4.6
Hilb Rogal & Hobbs Company Executive Voluntary Deferral Plan, as amended and restated effective January 1, 2005 (incorporated by reference to Exhibit 10.5 to the Form 10-Q for the quarter ended March 31, 2007 filed by Hilb Rogal & Hobbs Company on May 7, 2007, File No. 0-15981)

4.7
Hilb Rogal & Hobbs Company Outside Directors Deferral Plan, as amended and restated effective January 1, 2007 (incorporated by reference to Exhibit 10.7 to the Form 10-Q for the quarter ended March 31, 2007, filed by Hilb Rogal & Hobbs Company on May 7, 2007, File No. 0-15981)

4.8	Form of Specimen Certificate for Registrant’s Common Stock (incorporated by reference to Exhibit No. 4.1 to Registration Statement No. 333-60982)

5.1	Opinion of Appleby*

23.1	Consent of Deloitte & Touche LLP*

Exhibit No.	Description

23.2	Consent of Appleby (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

*	Filed herewith.
Item 9. Undertakings.
(a)	The undersigned Registrant hereby undertakes:
(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 1st day of October, 2008.

WILLIS GROUP HOLDINGS LIMITED
By:	/s/ Adam G. Ciongoli
	Name:	Adam G. Ciongoli
	Title:	General Counsel

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Adam G. Ciongoli, Patrick C. Regan, Michael R. Chitty and Shaun K. Bryant and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self regulatory body, granting unto said attorney-in-fact and agents, and each of them full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof,
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Joseph J. Plumeri Joseph J. Plumeri	Chairman and Chief Executive Officer (Principal Executive Officer)	October 1, 2008

/s/ Patrick C. Regan Patrick C. Regan	Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	October 1, 2008

/s/ William W. Bradley William W. Bradley	Director	October 1, 2008

/s/ Joseph A. Califano, Jr. Joseph A. Califano, Jr.	Director	October 1, 2008

Signature	Title	Date

/s/ Anna C. Catalano Anna C. Catalano	Director	October 1, 2008

/s/ Eric G. Friberg Eric G. Friberg	Director	October 1, 2008

/s/ Sir Roy Gardner Sir Roy Gardner	Director	October 1, 2008

/s/ Sir Jeremy Hanley Sir Jeremy Hanley	Director	October 1, 2008

/s/ Robyn S. Kravit Robyn S. Kravit	Director	October 1, 2008

/s/ Jeffrey B. Lane Jeffrey B. Lane	Director	October 1, 2008

/s/ Wendy E. Lane Wendy E. Lane	Director	October 1, 2008

/s/ James F. McCann James F. McCann	Director	October 1, 2008

/s/ Douglas B. Roberts Douglas B. Roberts	Director	October 1, 2008

EXHIBIT INDEX

Exhibit No.	Description

4.1
Memorandum of Association of the Registrant (as amended April 23, 2008) (incorporated herein by reference to Exhibit No. 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed with the Commission on May 9, 2008)

4.2
Form of Bye-Laws of the Registrant (as amended April 23, 2008) (incorporated by reference to Exhibit No. 3.2 to the Registrants Form 10-Q for the quarter ended March 31, 2008 filed with the Commission on May 9, 2008)

4.3
Hilb, Rogal and Hamilton Company 2000 Stock Incentive Plan, as amended and restated February 11, 2003 (incorporated by reference to Exhibit 4.3 to the Registration Statement filed by Hilb Rogal & Hobbs Company on Form S-8 dated November 21, 2003, File No. 333-110666)

4.4
Hilb Rogal & Hobbs Company 2007 Stock Incentive Plan (incorporated by reference to Exhibit 4.3 to the Registration Statement filed by Hilb Rogal & Hobbs Company on Form S-8, dated May 1, 2007, File No. 333-142528)

4.5
Hilb Rogal & Hobbs Company Non-employee Directors Stock Incentive Plan, as amended and restated effective January 1, 2007 (incorporated by reference to Exhibit 10.6 to the Form 10-Q for the quarter ended March 31, 2007 filed by Hilb Rogal & Hobbs Company on May 7, 2007, File No. 0-15981)

4.6
Hilb Rogal & Hobbs Company Executive Voluntary Deferral Plan, as amended and restated effective January 1, 2005 (incorporated by reference to Exhibit 10.5 to the Form 10-Q for the quarter ended March 31, 2007 filed by Hilb Rogal & Hobbs Company on May 7, 2007, File No. 0-15981)

4.7
Hilb Rogal & Hobbs Company Outside Directors Deferral Plan, as amended and restated effective January 1, 2007 (incorporated by reference to Exhibit 10.7 to the Form 10-Q for the quarter ended March 31, 2007, filed by Hilb Rogal & Hobbs Company on May 7, 2007, File No. 0-15981)

4.8	Form of Specimen Certificate for Registrant’s Common Stock (incorporated by reference to Exhibit No. 4.1 to Registration Statement No. 333-60982)

5.1	Opinion of Appleby*

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of Appleby (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

*	Filed herewith.